Exhibit 4.1
___________________________________________________________________________________________________________
Southern Indiana Gas and Electric Company

with

Deutsche Bank Trust Company Americas,
                                                                 as Trustee

_______________

Supplemental Indenture

Relating to the

First Mortgage Bonds

4.50% Series B 1998 due 2020

and

5.00% Series B 1998 due 2030

Dated as of April 1, 2005

___________________________________________________________________________________________________________
Prepared by and upon
recordation return to:

William M. Libit
Chpman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603
Supplemental Indenture Series 2005
2128593  *  WML  *  2/14/08

Supplemental Indenture, dated as of April 1, 2005, between Southern Indiana Gas and Electric Company, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the “Company”), party of the first part, and Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, formerly known as Bankers Trust Company, as Trustee under the Mortgage hereinafter referred to, party of the second part.

Whereas, the Company heretofore executed and delivered to Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as trustee (hereinafter called the “Trustee”), a certain Indenture of Mortgage and Deed of Trust dated as of April 1, 1932, to secure an issue of bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, and the said Indenture has been amended and supplemented by Supplemental Indentures dated as of August 31, 1936, October 1, 1937, March 22, 1939, July 1, 1948, June 1, 1949, October 1, 1949, January 1, 1951, April 1, 1954, March 1, 1957, October 1, 1965, September 1, 1966, August 1, 1968, May 1, 1970, August 1, 1971, April 1, 1972, October 1, 1973, April 1, 1975, January 15, 1977, April 1, 1978, June 4, 1981, January 20, 1983, November 1, 1983, March 1, 1984, June 1, 1984, November 1, 1984, July 1, 1985, November 1, 1985, June 1, 1986, November 15, 1986, January 15, 1987, December 15, 1987, December 13, 1990, April 1, 1993, May 1, 1993, June 1, 1993, July 1, 1999, March 1, 2000, August 1, 2004 and October 1, 2004, which Indenture as so amended and supplemented is hereinafter referred to as the “Mortgage” and as further supplemented by this Supplemental Indenture is hereinafter referred to as the “Indenture”; and

Whereas, the Mortgage provides that the Company and the Trustee may, from time to time, enter into such indentures supplemental to the Mortgage as shall be deemed by them necessary or desirable; and

Whereas, the Company entered into a Loan Agreement dated as of March 1, 1998, as supplemented and amended by the First Amendment to Loan Agreement dated as of April 1, 2005 (the “Loan Agreement”), with the Indiana Development Finance Authority (the “Authority”) pursuant to which the Authority issued $26,640,000 aggregate principal amount of its Pollution Control Refunding Revenue Bonds, 1998 Series B (Southern Indiana Gas and Electric Company Project) of which $26,640,000 principal amount is currently outstanding (the “Authority Bonds”), pursuant to a resolution of the governing body of the Authority adopted on February 17, 1998 (the “Resolution”) and in accordance with the terms of an Indenture of Trust, dated as of March 1, 1998, as supplemented and amended by the First Supplemental Indenture of Trust, dated as of January 1, 1999, the Second Supplemental Indenture of Trust, dated as of April 1, 2003, and the Third Supplemental Indenture of Trust, dated as of April 1, 2005 (the “Authority Indenture”), between the Authority and The Bank of New York Trust Company, N.A., as successor to Citizens Trust Company of Indiana, National Association, as trustee (the “Authority Trustee”), in order to provide funds to loan to the Company for the purpose of refunding (i) the City of Boonville, Indiana Pollution Control Revenue Bonds, 1973 Series (Southern Indiana Gas and Electric Company Project) originally issued in the aggregate principal amount of $5,640,000, of which $4,640,000 principal amount was outstanding at the time of issuance of the Authority Bonds, which were issued for the purpose of financing the costs of acquiring, constructing and equipping certain air and water pollution control facilities located at the Company’s Culley Steam Electric Generating Station and (ii) the City of Mount Vernon, Indiana Pollution Control Revenue Bonds, 1978 Series A (Southern Indiana Gas and Electric Company Project) in the aggregate principal amount of $22,000,000, all of which was outstanding at the time of issuance of the Authority Bonds, which were issued for the purpose of financing the costs of acquiring, constructing, equipping and installing certain air and water pollution control, sewage and solid waste facilities located at the Company’s A.B. Brown Facility; and

Whereas, in order for the Company to obtain a bond insurance policy for the Authority Bonds, it was necessary for the Company to enter into an agreement with Ambac Assurance Corporation pursuant to which the Company agreed to use its best efforts to obtain all required approvals and deliver its bonds to the Authority Trustee to secure the Company’s obligations relating to the Authority Bonds under the Loan Agreement; and

Whereas, in connection with the foregoing, it is necessary for the Authority to amend the Authority Indenture and the Loan Agreement to allow for the Company to issue its bonds; and

Whereas, the Company by appropriate company action in conformity with the terms of the Indenture has duly determined to create two new series of bonds which shall be issued under the Indenture in an aggregate principal amount of $26,640,000 and be designated as (i) “First Mortgage Bonds, 4.50% Series B 1998 due 2020” in an aggregate principal amount of $4,640,000 (hereinafter sometimes referred to as “Bonds of the Fortieth Series”), the bonds of which series are to bear interest at the rate per annum set forth in the title thereof and are subject to certain optional and mandatory redemption rights and obligations set forth herein and (ii) “First Mortgage Bonds, 5.00% Series B 1998 due 2030” in an aggregate principal amount of $22,000,000 (hereinafter sometimes referred to as “Bonds of the Forty-first Series”), the bonds of which series are to bear interest at the rate per annum set forth in the title thereof and are subject to certain optional and mandatory redemption rights and obligations set forth herein; and

Whereas, all things necessary to make the Bonds of the Fortieth Series and the Bonds of the Forty-first Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture has in all respects been duly authorized; and

 Whereas, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes above stated and for the purpose of describing the Bonds of the Fortieth Series and the Bonds of the Forty-first Series, and of providing the terms and conditions of redemption thereof;

Now, Therefore, This Supplemental Indenture Witnesseth:  That Southern Indiana Gas and Electric Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment of the principal, premium, if any, and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions hereof and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to its and their assigns forever, all the properties, real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1, 1932 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common, except as permitted by and in conformity with the provisions of the Indenture and particularly of Article X thereof.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

To Have and to Hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

In Trust, Nevertheless, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

Provided, However, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of, premium, if any, and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

It Is Hereby Covenanted, Declared and Agreed, by the Company, that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

Part I

The forms of the definitive registered bonds without coupons of the Bonds of the Fortieth Series and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

“[form of fully registered Bond of the Fortieth Series]

[form of face of bond]

Southern Indiana Gas and Electric Company

First Mortgage Bond, 4.50% Series B 1998 Due 2020

No. _____                                                                        $4,640,000

Southern Indiana Gas and Electric Company, a corporation of the State of Indiana (hereinafter called the “Company”), for value received, hereby promises to pay to _________________________ ______________________________________________________ or registered assigns Four Million Six Hundred Forty Thousand dollars, on March 1, 2020 at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon at the rate of four and one-half per centum (4.50%) per annum, same as the rate of interest on the Pollution Control Refunding Revenue Bonds, 1998 Series B (Southern Indiana Gas and Electric Company Project) (the “Authority Bonds”) due March 1, 2020 and issued by the Indiana Development Finance Authority (the “Authority”) under the Indenture of Trust, dated as of March 1, 1998, as supplemented and amended by the First Supplemental Indenture of Trust dated as of January 1, 1999, as supplemented and amended by the Second Supplemental Indenture of Trust dated as of April 1, 2003, as supplemented and amended by the Third Supplemental Indenture of Trust dated as of April 1, 2005, and any indenture supplemental thereto or amendatory thereof (the “Authority Indenture”), between the Authority and The Bank of New York Trust Company, N.A., as successor to Citizens Trust Company of Indiana, National Association, as trustee (the “Authority Trustee”) (as determined in accordance with the Authority Indenture).  Such interest, in like coin or currency, payable at said office or agency on the same dates as interest on the Authority Bonds, or if this bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal hereof, until the Company’s obligation to pay principal shall be discharged as provided in the hereinafter defined Mortgage, is paid until the principal sum is paid in full discharge under the Mortgage.

The Company has agreed to pay the principal of, premium, if any, and interest on the Authority Bonds pursuant to a Loan Agreement dated as March 1, 1998, as supplemented and amended by the First Amendment to Loan Agreement dated as of April 1, 2005 (as so amended and as hereinafter supplemented and amended, the “Agreement”) between the Company and the Authority.  Pursuant to the Granting Clause of the Authority Indenture, this bond is issued to the Authority Trustee to secure any and all obligations of the Company under the Agreement with respect to payment of the Authority Bonds.  Payment of principal of, premium, if any, or interest on, the Authority Bonds shall constitute payments on this bond as further provided herein and in the Supplemental Indenture dated April 1, 2005, pursuant to which this bond has been authorized (the “Supplemental Indenture”).

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Authority Bonds, whether at maturity or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01 of the Authority Indenture, a principal amount of this bond equal to the principal amount of such Authority Bonds shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, such bonds shall be surrendered to the Company for cancellation as provided in Section 7.13 of the Authority Indenture.  The Trustee (as hereinafter defined) may at any time and all times conclusively assume that the obligation of the Company to make payments under the Agreement with respect to the principal of, and interest on, the Authority Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Authority Trustee signed by one of its officers stating (i) that timely payment of principal of, or interest on, the Authority Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Authority Trustee pursuant to the Agreement, and (iii) the amount of the arrearage.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

In Witness Whereof, Southern Indiana Gas and Electric Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or an Assistant Secretary, by his signature or a facsimile thereof.

Dated:  ______________

                                                             SOUTHERN INDIANA GAS AND
                                                             ELECTRIC COMPANY

                                                                 By:___________________________
                                                                ___________________________

            Attest:

                                    _____________________________
                                           Secretary

[Form of Trustee’s Certificate]

This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                                                        Deutsche Bank Trust
                                             Company Americas, as
                                                                     Trustee

                                                           By: ____________________________________
                                                           Authorized Officer

[form of reverse of bond]

Southern Indiana Gas and Electric Company

First Mortgage Bond, 4.50% Series B 1998 Due 2020

This bond is one of an issue of First Mortgage Bonds of the Company, issuable in series, and is one of the series designated in the title hereof, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1932, executed by the Company to Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee (the “Trustee”), as amended and supplemented by indentures supplemental thereto (herein referred to as the “Mortgage”), reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

The bonds of this series are issued and to be issued in order to evidence and secure a loan made by the Authority to the Company pursuant to a Loan Agreement dated as of March 1, 1998, as supplemented and amended.  In order to provide moneys to fund such loan, the Authority has issued the Authority Bonds under and pursuant to the Authority Indenture.  Payments made by the Company of principal, premium, if any, and interest on the bonds of this series are intended to be sufficient to permit payments of principal, premium, if any, and interest to be made on the Authority Bonds.  Upon certain terms and conditions, moneys held under and pursuant to the Authority Indenture, including moneys so held from the proceeds of the sale of the Authority Bonds or earnings on the investment of such proceeds, or redemption of the Authority Bonds shall be credited to or used for the payment of the bonds of this series and to the extent so credited or used shall satisfy a like amount otherwise due hereunder.

The bonds of this series are subject to optional and mandatory redemption, in whole or in part, as the case may be, on each date that Authority

Bonds are to be redeemed.  The principal amount of the bonds of this series to be redeemed on any such date shall be equal to the principal amount of Authority Bonds called for redemption on that date.  All redemptions of bonds of this series shall be at the redemption prices that correspond to the redemption prices for the Authority Bonds.

If and whenever the Trustee or the Company is notified that an event of default has occurred and is continuing under Section 6.01(v) of the Authority Indenture, and provided that the principal of all Authority Bonds then outstanding and the interest thereon shall have been declared immediately due and payable, then not later than two business days following the occurrence of the foregoing events, the Company shall, upon not less than 30 days’ and not more than 45 days’ prior written notice given in the manner provided in the Mortgage, call for redemption on a redemption date selected by it not later than 45 days following the date of such notice, all of the bonds of this series then outstanding, and shall on such redemption date redeem the same at a price equal to 100% of the principal amount thereof together with accrued interest thereon to the redemption date, except that such requirement or redemption shall be deemed to be waived if, prior to the date fixed for such redemption of the bonds of this series, such event of default is waived or cured.

In case a completed default, as defined in the Mortgage, shall occur, the principal of this bond and all other bonds of the Company at any such time outstanding under the Mortgage may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Mortgage.  The Mortgage provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds entitled to vote then outstanding.

This bond, subject to the limitations with regard thereto contained in the Authority Indenture and Section 5.05 of the Agreement, is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., upon surrender and cancellation of this bond, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange thereof as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed.  The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

As provided in Section 7.13 of the Authority Indenture, from and after the Release Date (as defined in the Authority Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner the Company’s obligations under the Agreement with respect to the payment of any Authority Bonds outstanding under the Authority Indenture, and, pursuant to Section 7.13 of the Authority Indenture, the Authority Trustee shall forthwith deliver this Bond to the Company for cancellation.

The Bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof.  In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

[end of form of bond]”

The forms of the definitive registered bonds without coupons of the Bonds of the Forty-first Series and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

“[form of fully registered Bond of the Forty-first Series]

[form of face of bond]

Southern Indiana Gas and Electric Company

First Mortgage Bond, 5.00% Series B 1998 Due 2030

No. ____                                                                         $22,000,000

Southern Indiana Gas and Electric Company, a corporation of the State of Indiana (hereinafter called the “Company”), for value received, hereby promises to pay to _________________________ ______________________________________________________ or registered assigns Twenty Two Million dollars, on March 1, 2030 at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon at the rate of five per centum (5.00%) per annum, same as the rate of interest on the Pollution Control Refunding Revenue Bonds, 1998 Series B (Southern Indiana Gas and Electric Company Project) (the “Authority Bonds”) due March 1, 2030 and issued by the Indiana Development Finance Authority (the “Authority”) under the Indenture of Trust, dated as of March 1, 1998, as supplemented and amended by the First Supplemental Indenture of Trust dated as of January 1, 1999, as supplemented and amended by the Second Supplemental Indenture of Trust dated as of April 1, 2003, as supplemented and amended by the Third Supplemental Indenture of Trust dated as of April 1, 2005, and any indenture supplemental thereto or amendatory thereof (the “Authority Indenture”), between the Authority and The Bank of New York Trust Company, N.A., as successor to Citizens Trust Company of Indiana, National Association, as trustee (the “Authority Trustee”) (as determined in accordance with the Authority Indenture).  Such interest, in like coin or currency, payable at said office or agency on the same dates as interest on the Authority Bonds, or if this bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal hereof, until the Company’s obligation to pay principal shall be discharged as provided in the hereinafter defined Mortgage, is paid until the principal sum is paid in full discharge under the Mortgage.

The Company has agreed to pay the principal of, premium, if any, and interest on the Authority Bonds pursuant to a Loan Agreement dated as March 1, 1998, as supplemented and amended by the First Amendment to Loan Agreement dated as of April 1, 2005 (as so amended and as hereinafter supplemented and amended, the “Agreement”) between the Company and the Authority.  Pursuant to the Granting Clause of the Authority Indenture, this bond is issued to the Authority Trustee to secure any and all obligations of the Company under the Agreement with respect to payment of the Authority Bonds.  Payment of principal of, premium, if any, or interest on, the Authority Bonds shall constitute payments on this bond as further provided herein and in the Supplemental Indenture dated April 1, 2005, pursuant to which this bond has been authorized (the “Supplemental Indenture”).

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Authority Bonds, whether at maturity or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01 of the Authority Indenture, a principal amount of this bond equal to the principal amount of such Authority Bonds shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, such bonds shall be surrendered to the Company for cancellation as provided in Section 7.13 of the Authority Indenture.  The Trustee (as hereinafter defined) may at any time and all times conclusively assume that the obligation of the Company to make payments under the Agreement with respect to the principal of, and interest on, the Authority Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Authority Trustee signed by one of its officers stating (i) that timely payment of principal of, or interest on, the Authority Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Authority Trustee pursuant to the Agreement, and (iii) the amount of the arrearage.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

In Witness Whereof, Southern Indiana Gas and Electric Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or an Assistant Secretary, by his signature or a facsimile thereof.

Dated:  ______________

                                                            SOUTHERN INDIANA GAS AND
                                                           ELECTRIC COMPANY

                                                           By:  ___________________________
                                                               ___________________________

            Attest:

                                    _____________________________
                                           Secretary

[Form of Trustee’s Certificate]

This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                                                                       Deutsche Bank Trust
                                                                         Company Americas, as
                                                                         Trustee

                                                              By: ___________________________
                                                                           Authorized Officer

[form of reverse of bond]

Southern Indiana Gas and Electric Company

First Mortgage Bond, 5.00% Series B 1998 Due 2030

This bond is one of an issue of First Mortgage Bonds of the Company, issuable in series, and is one of the series designated in the title hereof, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1932, executed by the Company to Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee (the “Trustee”), as amended and supplemented by indentures supplemental thereto (herein referred to as the “Mortgage”), reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

The bonds of this series are issued and to be issued in order to evidence and secure a loan made by the Authority to the Company pursuant to a Loan Agreement dated as of March 1, 1998, as supplemented and amended.  In order to provide moneys to fund such loan, the Authority has issued the Authority Bonds under and pursuant to the Authority Indenture.  Payments made by the Company of principal, premium, if any, and interest on the bonds of this series are intended to be sufficient to permit payments of principal, premium, if any, and interest to be made on the Authority Bonds.  Upon certain terms and conditions, moneys held under and pursuant to the Authority Indenture, including moneys so held from the proceeds of the sale of the Authority Bonds or earnings on the investment of such proceeds, or redemption of the Authority Bonds shall be credited to or used for the payment of the bonds of this series and to the extent so credited or used shall satisfy a like amount otherwise due hereunder.

The bonds of this series are subject to optional and mandatory redemption, in whole or in part, as the case may be, on each date that Authority

Bonds are to be redeemed.  The principal amount of the bonds of this series to be redeemed on any such date shall be equal to the principal amount of Authority Bonds called for redemption on that date.  All redemptions of bonds of this series shall be at the redemption prices that correspond to the redemption prices for the Authority Bonds.

If and whenever the Trustee or the Company is notified that an event of default has occurred and is continuing under Section 6.01(v) of the Authority Indenture, and provided that the principal of all Authority Bonds then outstanding and the interest thereon shall have been declared immediately due and payable, then not later than two business days following the occurrence of the foregoing events, the Company shall, upon not less than 30 days’ and not more than 45 days’ prior written notice given in the manner provided in the Mortgage, call for redemption on a redemption date selected by it not later than 45 days following the date of such notice, all of the bonds of this series then outstanding, and shall on such redemption date redeem the same at a price equal to 100% of the principal amount thereof together with accrued interest thereon to the redemption date, except that such requirement or redemption shall be deemed to be waived if, prior to the date fixed for such redemption of the bonds of this series, such event of default is waived or cured.

In case a completed default, as defined in the Mortgage, shall occur, the principal of this bond and all other bonds of the Company at any such time outstanding under the Mortgage may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Mortgage.  The Mortgage provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds entitled to vote then outstanding.

This bond, subject to the limitations with regard thereto contained in the Authority Indenture and Section 5.05 of the Agreement, is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., upon surrender and cancellation of this bond, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange thereof as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed.  The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

As provided in Section 7.13 of the Authority Indenture, from and after the Release Date (as defined in the Authority Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner the Company’s obligations under the Agreement with respect to the payment of any Authority Bonds outstanding under the Authority Indenture, and, pursuant to Section 7.13 of the Authority Indenture, the Authority Trustee shall forthwith deliver this Bond to the Company for cancellation.

The Bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof.  In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

[end of form of bond]”

Part II

Section 1.     Bonds of the Fortieth Series shall mature on the date set forth in the form of bond relating hereto hereinbefore set forth, shall bear interest at the rate of four and one-half per centum (4.50%) per annum, same as the rate of interest borne by the Authority Bonds.  Such interest, payable on the same dates as interest on the Authority Bonds, and all bonds of said series shall be designated as hereinbefore in the seventh Whereas clause set forth.  Both principal of and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan,

The City of New York, N.Y.  Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee’s certificate of authentication shall be substantially in the forms hereinbefore recited, respectively.  Definitive registered Bonds of the Fortieth Series may be issued in the denomination of $1,000 and in such other denominations (in multiples of $1,000) as the Board of Directors of the Company shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval.  In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of said series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y.  However, notwithstanding the provisions of Section 12 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.  The form of the temporary bonds of said series shall be in substantially the form of the form of registered bond hereinbefore recited with such appropriate changes therein as are required on account of the temporary nature thereof.  Said temporary bonds of said series shall be in registered form without coupons, registrable as to principal, and shall be exchangeable for definitive bonds of said series when prepared.

The person in whose name any registered bond without coupons of the Fortieth Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered either at the close of business on the day preceding the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided.  A subsequent record date may be established by or on behalf of the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date.  The term “record date” as used in this Section with respect to any regular interest payment date shall mean the Interest Payment Date (as defined in the Authority Indenture).

Except as provided in this Section, every registered bond without coupons of the Fortieth Series shall be dated and shall bear interest as provided in Section 10 of the Indenture; provided, however, that so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; and provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the interest payment date to which interest has been paid.

Upon any payment of the principal of and interest on, all or any portion of the Authority Bonds, whether at maturity or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01 of the Authority Indenture, the Bonds of the Fortieth Series in a principal amount equal to the principal amount of such Authority Bonds shall, to the extent of such payment of principal and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, such Bonds of the Fortieth Series shall be surrendered to the Company for cancellation as provided in and subject to the terms of Section 7.13 of the Authority Indenture.  The Trustee may at any time and all times conclusively assume that the obligation of the Company under the Agreement to make payments with respect to the principal of and interest on the Authority Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Authority Trustee signed by one of its officers stating (i) that timely payment of principal of, or interest on, the Authority Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Authority Trustee pursuant to the Agreement, and (iii) the amount of the arrearage.

Section 2.     Bonds of the Forty-first Series shall mature on the date set forth in the form of bond relating hereto hereinbefore set forth, shall bear interest at the rate of five per centum (5.00%) per annum, same as the rate of interest borne by the Authority Bonds.  Such interest, payable on the same dates as interest on the Authority Bonds, and all bonds of said series shall be designated as hereinbefore in the seventh Whereas clause set forth.  Both principal of and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y.  Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee’s certificate of authentication shall be substantially in the forms hereinbefore recited, respectively.  Definitive registered Bonds of the Forty-first Series may be issued in the denomination of $1,000 and in such other denominations (in multiples of $1,000) as the Board of Directors of the Company shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval.  In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of said series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y.  However, notwithstanding the provisions of Section 12 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.  The form of the temporary bonds of said series shall be in substantially the form of the form of registered bond hereinbefore recited with such appropriate changes therein as are required on account of the temporary nature thereof.  Said temporary bonds of said series shall be in registered form without coupons, registrable as to principal, and shall be exchangeable for definitive bonds of said series when prepared.

The person in whose name any registered bond without coupons of the Forty-first Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered either at the close of business on the day preceding the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided.  A subsequent record date may be established by or on behalf of the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date.  The term “record date” as used in this Section with respect to any regular interest payment date shall mean the Interest Payment Date (as defined in the Authority Indenture).

Except as provided in this Section, every registered bond without coupons of the Forty-first Series shall be dated and shall bear interest as provided in Section 10 of the Indenture; provided, however, that so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; and provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the interest payment date to which interest has been paid.

Upon any payment of the principal of and interest on, all or any portion of the Authority Bonds, whether at maturity or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01 of the Authority Indenture, the Bonds of the Forty-first Series in a principal amount equal to the principal amount of such Authority Bonds shall, to the extent of such payment of principal and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, such Bonds of the Forty-first Series shall be surrendered to the Company for cancellation as provided in and subject to the terms of Section 7.13 of the Authority Indenture.  The Trustee may at any time and all times conclusively assume that the obligation of the Company under the Agreement to make payments with respect to the principal of and interest on the Authority Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Authority Trustee signed by one of its officers stating (i) that timely payment of principal of, or interest on, the Authority Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Authority Trustee pursuant to the Agreement, and (iii) the amount of the arrearage.

Part III

Miscellaneous

Section 1.     The Company covenants that the provisions of Section 36A of the Indenture and of Section 1.02 of the Supplemental Indenture dated as of July 1, 1948, which are to remain in effect so long as any bonds of the series referred to in said Section shall be outstanding under the Indenture, shall remain in full force and effect so long as any Bonds of the Fortieth Series and Bonds of the Forty-first Series shall be outstanding under the Indenture.

Section 2.     Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Mortgage.  The Trustee shall not be responsible for the recitals herein or in the bonds (except the Trustee’s certificate of authentication), all of which are made by the Company solely.

Section 3.     As supplemented and amended by this Supplemental Indenture, the Mortgage is in all respects ratified and confirmed, and the Mortgage and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 4.     This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Southern Indiana Gas and Electric Company, party of the first part hereto, and Deutsche Bank Trust Company Americas, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries or Associates, all as of the day and year first above written.

(Seal)
                                                       SOUTHERN INDIANA GAS AND ELECTRIC
                                                   COMPANY

                                                    By ___________________________________
                                                                         Robert L. Goocher
                                                                 Vice President and Treasurer

Attest: _________________________________
                              Robert E. Heidorn
                Vice President, General Counsel and
                              Assistant Secretary

(Seal)
DEUTSCHE BANK TRUST COMPANY AMERICAS

By:_________________________________________
                                 Susan Johnson
                                 Vice President
Attest:

__________________________________________
                                    Irina Golovashchuk
                                            Associate

State of Indiana            )
) SS
County of Vanderburgh                     )

On this ___ day of _____, 2005, before me, the undersigned, a notary public in and for the county and state aforesaid, personally came Robert L. Goocher, to me known, who being by me duly sworn, did depose and say that he resides at 6755 River Ridge Drive, Newburgh, Indiana 47630; that he is Vice President and Treasurer of Southern Indiana Gas and Electric Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order; and the said Robert L. Goocher acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and seal the day and year first above written.

                ____________________________________________
                                      Notary Public
(Seal)

My Commission Expires:  _____ ___, 20__

My County of Residence is:  _______________________________________

State of New York                )
) SS
County of New York                           )

On this ___ day of _____, 2005, before me, the undersigned, a notary public in and for the county and state aforesaid, personally came Susan Johnson, to me known, who being by me duly sworn, did depose and say that she resides at 154 East 46th Street, Brooklyn, New York 11203; that she is Vice President of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she signed her name thereto by like order; and the said Susan Johnson acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and seal the day and year first above written.

           __________________________________________
                                     Notary Public
(Seal)

My Commission Expires:  _____ ___, 20__

My County of Residence is:  _______________________________________